As filed with the Securities and Exchange Commission on March 2, 2004
                                                     Registration No. 333-113030
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

SCOTTISH RE GROUP LIMITED                 CAYMAN ISLANDS     98-0362785

SCOTTISH  HOLDINGS STATUTORY TRUST II     DELAWARE           TO BE APPLIED FOR

SCOTTISH  HOLDINGS STATUTORY TRUST III    DELAWARE           TO BE APPLIED FOR


(Exact name of registrant as specified    (State or other    (I.R.S. Employer
in its charter)                           jurisdiction of    Identification
                                          incorporation or   Number)
                                          organization)



         P.O. BOX 2939
    CROWN HOUSE, THIRD FLOOR                     CT CORPORATION SYSTEM
      4 PAR-LA-VILLE ROAD                          111 EIGHTH AVENUE
     HAMILTON HM MX BERMUDA                        NEW YORK, NY 10011
         (441) 295-4451                              (212) 590-9200
(Address, including zip code, and         (Name, Address, including zip code,
   telephone number, including              and telephone number, including
    area code, of registrant's                      area code, of
    principal executive offices)                  agent for service)
                        ---------------------------------
                                With Copies to:
       PAUL GOLDEAN, ESQ.                        HUGH T. McCORMICK, ESQ.
   SCOTTISH RE GROUP LIMITED                     STEPHEN G. ROONEY, ESQ.
    CROWN HOUSE, THIRD FLOOR             LeBOEUF, LAMB, GREENE & MacRAE, L.L.P.
      4 PAR-LA-VILLE ROAD                         125 WEST 55TH STREET
     HAMILTON HM 08 BERMUDA                        NEW YORK, NY 10019
         (441) 295-4451                              (212) 424-8000

                        ---------------------------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
                        ---------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ---------------------------------
                                             (cover continued on following page)

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                         maximum       maximum
 Title of each class of  Amount to be   offering      aggregate     Amount of
    securities to be      registered      price       offering    registration
       registered            (1)        per share     price (2)      fee (3)
------------------------ ------------ --------------  ----------- -------------
Senior debt securities
  and subordinated debt
  securities of
  Scottish Re Group
  Limited..............
Ordinary Shares, $0.01
  par value, of
  Scottish Re Group
  Limited..............
Preferred Shares, $0.01
  par value, of
  Scottish Re Group
  Limited..............
Depositary Shares of
  Scottish Re Group
  Limited..............
Share Purchase
  Contracts of Scottish
  Re Group Limited.....
Share Purchase Units of
  Scottish Re Group
  Limited..............
Preferred Securities of
  Scottish Holdings
  Statutory Trust II...
Preferred Securities of
  Scottish Holdings
  Statutory Trust III..
Guarantees of
  Preferred Securities
  of  Scottish
  Holdings Statutory
  Trust II and
  Scottish Holdings
  Statutory Trust III
  by Scottish Re Group
  Limited (4)..........

Total..................  $750,000,000   100%         $750,000,000(5) $93,038 (6)
================================================================================

(1) Such indeterminate number or amount of senior debt securities and subordinated debt securities, Ordinary Shares, Preferred Shares, Depositary Shares, Share Purchase Contracts, Share Purchase Units of Scottish Re Group Limited and Preferred Securities of Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III as may from time to time be issued at indeterminate prices. Subordinated Debt Securities of Scottish Re Group Limited may be issued and sold to Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Scottish Holdings Statutory Trust II or Scottish Holdings Statutory Trust III, and the distribution of the assets thereof.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $750,000,000. In addition, this registration statement includes such presently indeterminate number of offered securities as may be issuable from time to time upon conversion or exchange of the offered securities being registered hereunder.

(3) The registration fee is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and exclusive of accrued interest and dividends, if any.

(4) Scottish Re Group Limited is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III. No separate consideration will be received for any Guarantee or any other obligations.

(5) No separate consideration will be received for the Senior Debt Securities, Subordinated Debt Securities, Preferred Shares, or Ordinary Shares issuable upon conversion or settlement of or in exchange for any securities registered hereunder that provide for conversion, settlement or exchange into such securities.

(6)  Previously paid.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED March 2, 2004

PROSPECTUS

                                  $750,000,000
                            Scottish Re Group Limited

                                 Debt Securities
                                 Ordinary Shares
                                Preferred Shares
                                Depositary Shares
                            Share Purchase Contracts
                              Share Purchase Units
                             -----------------------

                      SCOTTISH HOLDINGS STATUTORY TRUST II
                      SCOTTISH HOLDINGS STATUTORY TRUST III
                              Preferred Securities
       fully and unconditionally guaranteed to the extent set forth herein by
                            Scottish Re Group Limited
                            ------------------------

     We may offer and sell under this prospectus, at various times, the following types of securities:

     o    Unsecured senior debt securities

     o    Unsecured subordinated debt securities

     o    Ordinary Shares

     o    Preferred Shares

     o    Share purchase contracts

     o    Share purchase units

     We may also, in conjunction with our trusts, at various times offer and sell:

     o    Trust preferred securities, which we will guarantee

     We may offer these securities in one or more separate classes or series. We will describe in a prospectus supplement, which must accompany this prospectus, the type and amount of securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any accompanying supplement carefully before you invest in these securities.

     Our Ordinary Shares are traded on the New York Stock Exchange under the symbol "SCT". On March 1, 2004, the closing price of our Ordinary Shares, as reported by the New York Stock Exchange, was $23.80 per share.

     We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

     The mailing address of our principal executive office is P.O. Box 2939, Hamilton HM MX, Bermuda. Our street address is Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda and our telephone number is (441) 295-4451.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

               The date of this prospectus is _____________, 2004.

                                TABLE OF CONTENTS
                                                                           Pages
About This Prospectus........................................................1
Forward-Looking Statements...................................................2
Where You Can Find More Information..........................................4
Incorporation of Certain Documents by Reference..............................5
The Company..................................................................6
The Scottish Holdings Trusts.................................................7
Use of Proceeds..............................................................7
Ratios ......................................................................8
Description of the Debt Securities...........................................9
Description of Share Capital................................................22
Description of Depositary Shares............................................28
Description of the Trust Preferred Securities...............................30
Description of the Trust Preferred Securities Guarantees....................32
Description of Share Purchase Contracts and Share Purchase Units............34
Plan of Distribution........................................................34
Legal Matters...............................................................36
Independent Auditors........................................................36
Enforcement of Civil Liabilities Under United States Federal Securities Laws36


                          ----------------------------

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, this information or these representations must not be relied upon as having been authorized by us, any Scottish Holdings Trust or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs or the affairs of any Scottish Holdings Trust since the date hereof.

     Delaware insurance holding company statutes applicable to us due to our Delaware insurance company subsidiary generally provide that no person may acquire control of us, and thus indirect control of our Delaware insurance subsidiary, without prior approval of the Delaware insurance commissioner. Generally, any person who acquires beneficial ownership of 10% or more of our outstanding voting securities, including pursuant to the conversion of notes, would be presumed to have acquired such control unless the Delaware insurance commissioner upon application determines otherwise. Beneficial ownership includes the acquisition, directly or indirectly (by revocable proxy or otherwise), of voting shares of Scottish Re Group Limited. If any person acquires 10% or more of the outstanding ordinary shares in violation of such provisions, our Delaware insurance subsidiary or the Delaware insurance commissioner is entitled to injunctive relief, including enjoining any proposed acquisition, or seizing ordinary shares owned by such person, and such ordinary shares would not be entitled to be voted.

                              ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we, Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III, which we refer to as the "Scottish Holding Trusts," have filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration or continuous offering process. Using this process, we, and the Scottish Holding Trusts may, from time to time, offer any combination of the securities described in this prospectus, either separately or in units, in one or more offerings with a total initial offering price of up to $750,000,000. This prospectus provides you with a general description of the securities we and the Scottish Holding Trusts may offer. Each time we or the Scottish Holding Trusts offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices each of which are listed under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Scottish Holding Trusts have authorized anyone to provide you with different information. Neither we nor the Scottish Holding Trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

     All references in this prospectus to "Scottish Re," "SCT," "our company," "we," "us" or "our" mean Scottish Re Group Limited unless we state otherwise or the context otherwise requires.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include information with respect to our financial condition, our results of operations and businesses and the expected impact of this offering on our financial condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "continue," "project" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

     These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

     o uncertainties relating to the ratings accorded to our insurance subsidiaries;

     o    the risk that our risk analysis and underwriting may be inadequate;

     o    exposure to mortality experience which differs from our assumptions;

     o risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;

     o uncertainties arising from control of our invested assets by third parties;

     o developments in global financial markets that could affect our investment portfolio and fee income;

     o changes in the rate of policyholder withdrawals or recapture of reinsurance treaties;

     o the risk that our retrocessionaires may not honor their obligations to us;

     o terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;

     o    political and economic risks in developing countries;

     o the impact of acquisitions, including the ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;

     o    loss of the services of any of our key employees;

     o    losses due to foreign currency exchange rate fluctuations;

     o uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);

     o the competitive environment in which we operate and associated pricing pressures; and

     o    changes in accounting principles.

     The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date of this prospectus and we do not undertake any obligation, other than as may be required under Federal securities laws, to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005.

The Scottish Holdings Trusts

     There  are  no  separate  financial   statements  of  our  trusts  in  this
prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of our trusts because:

     o All of the voting securities of each of the trusts will be owned, directly or indirectly, by us, a reporting company under the Exchange Act;

     o The trusts have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of the trusts and investing the proceeds in subordinated debt securities issued by us; and

     o We will fully and unconditionally guarantee the obligations of the trusts under the preferred securities. See "Description of the Trust Preferred Securities Guarantees."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This prospectus "incorporates by reference" certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information. The following documents filed with the SEC are incorporated by reference:

     o    Annual Report on Form 10-K for the year ended December 31, 2003;

     o    Current Report on Form 8-K filed with the SEC on January 6, 2004; and

     o The description of our Ordinary Shares that is contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

     Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference until all of the securities offered by this prospectus are sold.

     We will provide each person to whom a copy of this prospectus has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Scottish Re Group Limited, Attn: Scott E. Willkomm, P.O. Box 2939, Hamilton, HM MX, Bermuda, (441) 295-4451.

                                  THE COMPANY

     On September 2, 2003, we changed our name to Scottish Re Group Limited, which we call Scottish Re, from Scottish Annuity & Life Holdings, Ltd. In addition, our wholly owned subsidiaries World-Wide Holdings Limited and World-Wide Reassurance Company Limited changed their names to Scottish Re Holdings Limited and Scottish Re Limited, respectively.

     Scottish Re is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Through our operating subsidiaries, we are engaged in the reinsurance of life insurance, annuities and annuity-type products. These products are written by life insurance companies and other financial institutions located in the United States, as well as around the world. We refer to this portion of our business as life reinsurance. To a lesser extent, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families for insurance, investment and estate planning purposes. We refer to this portion of our business as wealth management.

     We have operating companies in Bermuda, the Cayman Islands, [Guernsey], Ireland, the United Kingdom and the United States. Our flagship subsidiaries are Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and Scottish Re Limited. Scottish Annuity & Life Insurance Company (Cayman) Ltd., Scottish Re (U.S.), Inc. and Scottish Re Limited are each rated "A- (excellent)" for financial strength by A.M. Best Company, which is fourth highest of sixteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is sixth highest of twenty-two rating levels, and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-two rating levels. Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. are also rated "A3 (good)" by Moody's, which is seventh highest of twenty-one rating levels. These ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors.

     On December 22, 2003, we completed the acquisition of 95% of the outstanding capital stock of ERC Life Reinsurance Corporation, which we call ERC Life, for $151 million in cash, subject to certain post closing adjustments. ERC Life was a subsidiary of General Electric's Employers Reinsurance Corporation, which we call GE ERC, and was one of the companies through which GE ERC conducted life reinsurance business in the United States. Upon completion of the acquisition, ERC Life's business consisted primarily of a closed block of traditional life reinsurance with a face amount of approximately $155.6 billion. At the date of acquisition, ERC Life had $1.4 billion in total assets. GE ERC has agreed to administer the business of ERC Life for a fixed monthly fee for up to nine months from the date of acquisition and to assist with the transition of the business to Scottish Re's systems. No GE ERC employees will transfer to Scottish Re. The transaction has increased the number of lives reinsured in North America from approximately 2.1 million to approximately 6.2 million and has increased our gross face amount of in-force business in North America from approximately $119.4 billion to approximately $275 billion. ERC Life is rated "A- (excellent)" for financial strength by A.M. Best Company, which is the fourth highest of sixteen rating levels. We have grown to be one of the 10 largest life reinsurers serving the U.S. market (based on the amount of new life reinsurance business assumed in 2002) since our formation in 1998. On December 31, 2001, we expanded our business outside of North America by acquiring Scottish Re Holdings Limited and its subsidiary, Scottish Re Limited from Pacific Life Insurance Company, which we call Pacific Life. Scottish Re Limited, formed in 1964, is a U.K.-based reinsurer of group life insurance, individual life insurance and aircrew "loss of license" insurance in Asia, Europe, Latin America, the Middle East and North Africa.

     As of December 31, 2003, we had consolidated assets of $6.1 billion and consolidated shareholders' equity of $659.8 million.

     Our website address is http://www.scottishre.com. Forms 10-K, Forms 10-Q, Forms 8-K and all amendments to those reports are available free of charge on our website. These reports are posted to the website as soon as reasonably practical after they have been filed with the SEC. We also provide electronic or paper copies of these reports on request. Information contained on our website does not constitute part of this prospectus.

                          THE SCOTTISH HOLDINGS TRUSTS

     Each of the Scottish Holdings Trusts are created as Delaware statutory trusts pursuant to declarations of trust executed by us as sponsor for the trusts, and the appointed trustees for the trusts and we have filed certificates of trust for each trust with the Delaware Secretary of State. The declaration of trust for each of the Scottish Holdings Trusts, which are filed as exhibits to the registration statement of which this prospectus forms a part, states the terms and conditions for such Scottish Holdings Trust to issue and sell their respective trust preferred securities and trust common securities, which we refer to as the "trust securities."

     The Scottish Holdings Trusts exist solely to:

     o    issue and sell their respective trust securities;

     o use the proceeds from the sale of their respective trust securities to purchase and hold a series of our debt securities;

     o maintain their status as grantor trusts for federal income tax purposes; and

     o engage in other activities that are necessary or incidental to these purposes.

     The term of Scottish Holding Statutory Trust II will expire in 2058, and the term of Scottish Holding Statutory III will expire in 2058, but either may be terminated earlier as provided in the applicable declaration.

     We will purchase all of the trust common securities of the Scottish Holdings Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each of the Scottish Holdings Trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority for payment with, the trust preferred securities. However, if we default on our subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

     The trustees appointed by us as holder of all of the trust common securities will conduct the Scottish Holdings Trusts' business and affairs. Except in certain limited circumstances, we will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees. The duties and obligations of the trustees shall be governed by the declaration of trust of each Scottish Holdings Trust. A majority of the trustees of each Scottish Holdings Trust will be our employees or officers. One trustee of each Scottish Holdings Trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. We refer to this trustee as the "Property Trustee." In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each Scottish Holdings Trust will have its principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the Scottish Holdings Trusts and the offering of the trust securities. We will guarantee payment of distributions and payments on redemption or liquidation with respect to the trust preferred securities of each Scottish Holdings Trust to the extent the applicable Scottish Holdings Trust has funds available therefor.

     The place of business and the telephone number of each of the Scottish Holdings Trusts is the same as our principal executive offices and telephone number.

                                 USE OF PROCEEDS

     Except as otherwise described in a prospectus supplement, we expect to use the net proceeds from the sale of the securities we offer under this prospectus for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital, repayment or redemption of outstanding debt and other corporate purposes. Each Scottish Holdings Trust will use all proceeds received from the sale of the trust securities to purchase our junior subordinated debt securities, the proceeds of which will be used as described above.

                                     RATIOS

     The following tables set forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred share dividends for the five year period ended December 31, 2003.

Ratio of Earnings to Fixed Charges

                                                  Year ended December 31,
                                              2003   2002   2001   2000   1999
                                              ----   ----   ----   ----   ----

Ratio of earnings to fixed charges(1)......    1.4    1.6    1.9    1.9    2.6
Ratio of earnings to fixed charges
  excluding interest credited on
  interest sensitive securities(2).........    6.0   23.2   13.3    N/A    N/A

--------------------
(1)For purposes of determining this ratio, earnings consists of net income before income taxes, minority interest, discontinued operations and cumulative effect of changes in accounting principle. Fixed charges consist of interest and debt expense on long term debt and borrowings and interest on interest sensitive contract liabilities.

(2)This ratio is calculated in the same way as the ratio of earnings to fixed charges, except that fixed charges do not include interest on interest sensitive contract liabilities. This ratio is not required but is provided as additional information. It provides additional information on the coverage of fixed charges that are not related to our products and is commonly used by individuals who analyze our financial statements.

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends


                                                 Year ended December 31,
                                             2003   2002   2001   2000   1999
                                             ----   ----   ----   ----   ----

Ratio of earnings to fixed charges(1).....   1.4     1.6    1.9    1.9    2.6
Ratio of earnings to fixed charges
  excluding interest credited on
  interest sensitive securities(2).......    6.0    23.2   13.3    N/A    N/A

--------------------
(1)For purposes of determining this ratio, earnings consists of net income before income taxes, minority interest, discontinued operations and cumulative effect of changes in accounting principle. Combined fixed charges consist of interest and debt expense on long term debt, borrowings and interest on interest sensitive contract liabilities and dividends on preferred shares.

(2)This ratio is calculated in the same way as the ratio of earnings to combined fixed charges, except that fixed charges do not include interest on interest sensitive contract liabilities. This ratio is not required but is provided as additional information. It provides additional information on the coverage of fixed charges that are not related to our products and is commonly used by individuals who analyze our financial statements.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and The Bank of New York, as trustee. Our subordinated debt securities are to be issued under a subordinated indenture between us and The Bank of New York, as trustee. In addition, we may issue junior subordinated debt securities to the Scottish Holdings Trusts in connection with the issuance of preferred securities and common securities by the Scottish Holdings Trusts. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between us and The Bank of New York, as trustee. The senior indenture, the subordinated indenture and the junior subordinated indenture are sometimes referred to herein collectively as the "indentures" and each individually as an "indenture." We refer to The Bank of New York, in its capacity as trustee under any, some or all of the indentures, as the "indenture trustee." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

     This section briefly summarizes certain terms of the debt securities and uses some terms that are not defined in this prospectus but that are defined in the indentures. This summary is not complete. There may be other provisions in the indentures that are important to you. You should read the indentures for a complete understanding of their provisions and for the definition of some terms used in this summary. In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions. When we refer to particular articles or sections or defined terms of an indenture, without specific reference to an indenture, we are referring to all the indentures. The indentures are included as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture, the subordinated indenture and the junior subordinated indenture. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to the Scottish Holdings Trusts.

General

     The debt securities will be our unsecured senior or subordinated obligations. The indentures do not limit the amount of debt securities that we may issue thereunder and do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue. Our senior debt securities will rank equally with all of our existing and future unsecured senior indebtedness, and senior in right of payment with all our future subordinated indebtedness. Our subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior indebtedness (which term includes the senior debt securities) of ours as described under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement. Our junior subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all senior indebtedness (which term includes the subordinated debt securities) of ours as described under "Subordination of the Junior Subordinated Debt Securities" and in the applicable prospectus supplement.

     We are a holding company. We derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us, including payments to us of principal and interest under intercompany indebtedness. Our subsidiaries are separate and distinct legal entities and have no obligations to pay any amounts or to make specific funds available for payments with respect to our debt securities whether by dividends, distributions, loans or other payments. Various financing arrangements, regulatory restrictions, charter provisions and other instruments may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. In addition the ability of our insurance subsidiaries to pay cash dividends is restricted under the insurance laws in the jurisdictions where those subsidiaries are domiciled.

     Except to the extent that we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities effectively will be subordinated to the debt and preferred shares of the subsidiaries because, as the common shareholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security. Furthermore, our obligations with respect to any subordinated debt securities will be subordinate and junior in right of payment to our obligations under our senior debt, including the senior debt securities.

     In the event our junior subordinated debt securities are issued to the Scottish Holdings Trusts in connection with the issuance of preferred securities and common securities by the Scottish Holdings Trusts, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Scottish Holdings Trusts upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued to a Scottish Holdings Trust in connection with the issuance of preferred securities and common securities by such Scottish Holdings Trust.

     When we offer debt securities pursuant to this registration statement, we will issue a prospectus supplement, which will accompany this prospectus and will explain the following terms of and information relating to the series of debt securities being offered:

     o    Classification as senior or subordinated debt securities, the specific
          designation,   aggregate   principal   amount,   purchase   price  and
          denomination;

     o Currency or units based on or relating to currencies in which the debt securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;

     o Any date or dates upon which the principal of the debt securities is payable;

     o Interest rate or rates (which may be fixed or variable) or the method by which such rate will be determined, if any;

     o The dates on which any such interest will be payable and the circumstances, if any, in which interest may be deferred;

     o    The  dates  from  which   interest  will  accrue  and  the  method  of
          determining those dates;

     o The place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable and where you may present the debt securities for registration of transfer or exchange;

     o Any mandatory or optional redemption, repayment or sinking fund provisions;

     o Whether we will issue the debt securities in registered form or bearer form or both and, if bearer debt securities are issued, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest, if any, on such bearer debt securities, the exchange of one form for another and the offer, sale and delivery of such bearer debt securities;

     o Whether we will issue the debt securities in whole or in part in global form and, if so, the identity of the depositary for these securities and the terms and conditions, if any, upon which these debt securities may be exchanged in whole or in part for other definitive securities;

     o The proposed listing, if any, of the debt securities on any securities exchange;

     o Any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts;

     o Any variation to the provisions of the indentures with respect to the satisfaction and discharge of our indebtedness and obligations, or termination of certain covenants and events of default under the indentures, with respect to the debt securities by deposit of money or government obligations;

     o In the case of the junior subordinated debt securities issued to one of the Scottish Holdings Trusts, the terms and conditions of any obligations or rights of ours or the relevant Scottish Holdings Trust to convert or exchange such subordinated debt securities into preferred securities of that trust;

     o In the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of our subordinated debt securities or other indebtedness in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

     o    Any  trustee   (other   than  The  Bank  of  New  York),   depositary,
          authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

     o Our right to defer payments of interest on the junior subordinated debt securities;

     o If other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

     o Whether the debt securities will be convertible into Ordinary Shares and/or exchangeable for other securities issued by us or cash, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable; and

     o Any other specific terms of the debt securities not inconsistent with the provisions of the applicable indenture.

     You may exchange your debt securities and transfer your registered debt securities as described in the applicable indenture. These services will be provided without charge, other than any tax or other governmental charge related to these services, but subject to the limitations provided in the applicable indenture. You may transfer any bearer debt securities and their coupons, if any, by delivering them to the party to whom you wish to transfer them.

     Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that is below the prevailing market rate will be sold at a discount below their stated principal amount. We will describe in a prospectus supplement any special United States federal income tax considerations that apply to discounted debt securities and debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes.

     Principal amounts of or interest on our debt securities may be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. You may receive a principal amount or a payment of interest that is greater or lesser than the amount of principal or interest otherwise payable, depending upon the value of applicable currency, commodity, equity index or other factors. We will provide you with information on the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations in the applicable prospectus supplement.

Conversion and Exchange

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for Ordinary Shares, Preferred Shares or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Cayman Islands law, the Memorandum of Association (the "Memorandum") and the Articles of Association (the "Articles").

Global Debt Securities

     We may issue the debt securities of a series in the form of one or more global debt securities. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We will issue these global debt securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global debt security or securities. Unless it is exchanged in whole for debt securities in definitive registered form, a global debt security may only be transferred as a whole by:

     o The depositary for the global debt security to a nominee of such depositary;

     o A nominee of the depositary for the global debt security to such depositary or another nominee of such depositary; or

     o The depositary for the global debt security or any nominee to a successor of the depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of debt securities represented by a global debt security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all such depositary arrangements.

      Beneficial Interests in a Global Debt Security

     You may own a beneficial interest in a global debt security only if you have an account with the depositary for such global debt security or hold an interest through someone with an account with the depositary. Upon the issuance of a global debt security, the depositary for such global debt security will credit your accounts on its book-entry registration and transfer system with the respective principal amounts of the debt securities represented by such global debt security beneficially owned by you. Initially, the accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such debt securities. Your ownership of a beneficial interest in a global debt security will be shown on, and the transfer of such ownership interests will be effected through, the depositary's records for such global debt security (if you have an account with the depositary) and on the records of the depositary's account holder (if you own securities through an account holder). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in global debt securities.

     So long as the depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as described below, if you own a beneficial interest in a global debt security, you will not be entitled to have the debt securities represented by such global debt security registered in your name, will not be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owner or holder of the debt security under the applicable indenture. Accordingly, you must rely on the procedures of the depositary for your global debt security and, if you own through a person having an account with the depositary, on the procedures of such person, to exercise any rights of a holder under the applicable indenture. If we request any action of holders or if an owner of a beneficial interest in a global debt security desires to take any action which it is entitled to take, the depositary for such global debt security would authorize the participant holding the relevant beneficial interests to give or take such action, and such participants would authorize the beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of Principal, Premium and Interest

     We will pay the principal, premium, if any, and any interest on a global debt security to the depositary that is the registered holder of the global debt security or its nominee. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any global debt security or its nominee, upon receipt of any payment of any principal, premium or interest in respect of such global debt security, will immediately credit your account with payments in amounts proportionate to your respective beneficial interest in the principal amount of such registered global debt security as shown on the records of the depositary or its nominee.

     If you own a beneficial interest in a global debt security through a participant, we expect that payments to you by the participant will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     Issuance of Definitive Debt Securities

     If the depositary for any global debt security is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor. If we do not appoint a successor depositary registered as a clearing agency within 90 days, we will issue the affected debt securities in definitive form in exchange for the global debt security. In addition, we may determine not to have any of the debt securities of a series represented by global debt securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the global debt securities representing such debt securities. Any debt securities issued in definitive form in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that the depositary's instructions regarding the ownership of beneficial interests in such global debt security will be based on directions given by the participants.

     Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive definitive debt securities in exchange for your beneficial interest in a global debt security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of definitive debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those definitive debt securities in denominations of $1,000 and integral multiples of $1,000.

     We may also issue bearer debt securities in global form, which we will refer to as a "bearer global security," that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary we identify in a prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of a series of debt securities to be represented by a bearer global security, will be described in the prospectus supplement relating to such series.

Certain Covenants

     Limitations on Liens

     We agree that, so long as any senior debt securities remain outstanding, neither we nor our subsidiaries will issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the voting stock of a restricted subsidiary without providing that such senior debt securities issued under the senior indenture shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as the indebtedness remains so secured. These restrictions, however, do not apply to liens or to any mortgage, pledge or other encumbrance upon shares of voting stock of any corporation that exist at the time such corporation becomes a restricted subsidiary and extensions, renewals or replacements of these pre-existing liens and to certain permitted liens as defined in the Senior Indenture. (Senior Indenture Section 3.9)

     The term "restricted subsidiary" means (a) any present or future subsidiary, the consolidated total assets (as defined in the senior indenture) of which constitute 20% or more of our consolidated total assets; and (b) any subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any subsidiary referred to or described in clause
(a).

     The term "subsidiary" means any corporation or other entity in which we own or control, directly or indirectly, more than 50% of the outstanding shares of voting stock. At December 31, 2003, our restricted subsidiaries were Scottish Re (Dublin) Limited, Scottish Re Limited, Scottish Re (U.S.), Inc., Scottish Annuity & Life Insurance Company (Cayman) Ltd. and ERC Life Reinsurance Corporation. (Section 1.1)

     Consolidation, Merger and Sale of Assets

     Each indenture provides that we may not consolidate with or merge into, or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties to another person unless, among other things:

     o either we are the resulting, surviving or transferee person or the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof, the District of Columbia, the Cayman Islands or Bermuda;

     o such person assumes all of our obligations under the notes and the applicable indenture; and

     o immediately after the merger, consolidation, conveyance, transfer or lease we, or the successor entity, will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

     This restriction on the consolidation, merger or sale of our assets does not apply to any recapitalization transaction, a change of control over us or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety. Unless otherwise described in a prospectus supplement for a particular series of debt securities, no covenants or other provisions in the indentures provide for a put or increased interest or otherwise afford you additional protection in the event of a recapitalization transaction, a change of control over us or a highly leveraged transaction.

     Restrictions on Certain Dispositions

     As long as any of the senior debt securities remain outstanding, neither we nor our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of any of our restricted subsidiaries, unless:

     o The issuance, sale, assignment, transfer or other disposal of voting stock is required to comply with the order of a court or regulatory authority, other than an order that we or one of our restricted subsidiaries requested;

     o The shares of voting stock issued, sold, assigned, transferred or otherwise disposed of are directors' qualifying shares;

     o All of the voting stock of a restricted subsidiary that either we or our restricted subsidiaries own is sold for cash or other property that has a fair market value (as determined in good faith by our Board of Directors) that is at least equal to the fair value of such voting stock; or

     o We would own, together with our restricted subsidiaries, at least 70% of the issued and outstanding voting stock of such restricted subsidiary after the issuance, sale, assignment, transfer or other disposition, and such issuance, sale, assignment, transfer or other disposition is made for cash or other property which is at least equal to the fair value of such voting stock. (Section 9.3)

     When we refer to "fair value," with respect to any voting stock, we mean the fair value as determined in good faith by our Board of Directors. (Section 1.1.) The senior indenture does not restrict the transfer of assets from a restricted subsidiary to any person, including either to us or one of our subsidiaries.

Events of Default

     Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute events of default under the applicable indenture with respect to any series of debt securities issued under the applicable indenture:

     o our failure to pay any interest on such series of debt securities when due and payable, and continuance of such default for a period of 30 days;

     o our failure to pay all or any part of the principal on any debt security of such series when due and payable at maturity or upon redemption;

     o    our failure to pay any sinking fund installment when due;

     o our failure to perform or observe any other term, covenant or warranty of ours contained in the applicable indenture for the benefit of such series, and the continuance of this default or breach for a period of 60 days after written notice is given as provided in such indenture;

     o    our bankruptcy, insolvency or reorganization; or

     o our failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money (other than non-recourse obligations), in an aggregate principal amount exceeding $25,000,000, if such event of default results in the acceleration of the other indebtedness, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 30 days after we receive written notice of such failure or default. (Section 5.1)

     If an event of default has occurred and is continuing, other than an event of default specified in the fifth bullet above, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that affected series may declare the principal and accrued interest of all debt securities of that such affected series to be due and payable immediately. If the event of default specified in the fifth bullet above shall have occurred, the principal amount on all series of debt securities shall automatically, without any action on the part of the trustee or the holder, become immediately due and payable. These declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of all such affected series; however, a continuing default in payment of principal or premium of or interest on debt securities may not be annulled or waived. (Sections 5.1 and 5.10)

     The trustee is not required to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders have offered the trustee reasonable indemnity. This right of the trustee is subject to the provisions relating to its duties during the continuance of any event of default. (Section 6.2) Subject to the provisions for indemnification and subject to the right of the trustee to decline to follow any holders' directions under specified circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Sections 5.9 and 5.11)

     Holders of debt securities may not institute any action against us under the indenture (except as set forth above and actions for payment of overdue principal, premium, if any, or interest) unless:

     o They have given the trustee advance written notice of a default that is continuing;

     o The holders of at least 25% in principal amount of the outstanding debt securities of each affected series (treated as one class) have requested the trustee to institute an action and have offered the trustee reasonable indemnity;

     o The trustee has not instituted this action within 60 days of their request; and

     o The trustee has not received direction inconsistent with such written request from the holders of a majority in aggregate principal amount of the debt securities of each affected series (treated as one class). (Sections 5.6 and 5.9)

     Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under the indentures or we will specify to the relevant trustee any default that exists under the indentures. (Section 3.4)

Discharge, Defeasance and Covenant Defeasance

     We can discharge or defease our obligations under each indenture as set forth below if the applicable prospectus supplement allows. (Article X)

     We may discharge certain obligations to you if your debt securities have not already been delivered to the trustee for cancellation and have either become due and payable, are by their terms due and payable or are scheduled for redemption within one year by irrevocably depositing with the trustee (a) cash,
(b) in the case of debt securities payable only in U.S. dollars, U.S. government obligations, or (c) a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments, the principal of, premium, if any, and interest on your debt securities.

     If allowed by the applicable prospectus supplement, we may also:

     (1) defease and be discharged from any and all obligations with respect to the debt securities of or within any series ("full defeasance"); or

     (2) be released from our obligations under certain covenants applicable to the debt securities of or within any series ("covenant defeasance"),

if we deposit money or government obligations with the relevant trustee in sufficient quantity that will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund or analogous payments thereon. As a condition to the above actions, we must deliver an opinion of counsel to the trustee stating that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our actions and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we had not taken these actions. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. (Sections 10.4, 10.5 and 10.6)

     We may exercise our full defeasance option for the debt securities despite our prior exercise of our covenant defeasance option. If we exercise our full defeasance option, payment of the debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust may be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. (Sections 10.3, 10.4 and 10.6)

Modification of the Indentures

     Changes Requiring Approval of Each Affected Holder

     Either the trustee or we may add provisions to, or change in any manner or eliminate any of the provisions of any indenture or modify the rights of the holders of the debt securities of each series so affected with the consent of the holders of a majority in aggregate principal amount of debt securities of all series issued under the indenture then outstanding and affected (voting as one class). However, we need the consent of the holder of each outstanding debt security affected in order to:

     o    extend the stated maturity of the principal of any debt security;

     o    reduce the principal amount of any debt security;

     o reduce the rate or extend the time of payment of interest on any debt security;

     o    reduce any amount payable on redemption of any debt security;

     o change the currency in which the principal of (including any amount in respect of original issue discount), premium or interest on any debt security is payable;

     o reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

     o alter certain provisions of an indenture relating to the debt securities not denominated in U.S. dollars;

     o impair the right to institute suit for the enforcement of any payment on any debt security when due; or

     o reduce the percentage in aggregate principal amount of debt securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2.)

     Changes Requiring Majority Approval

     The indentures (including the terms and conditions of the debt securities) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the debt securities at the time outstanding. (Section 8.2)

     Changes Requiring No Approval

     The indentures (including the terms and conditions of the debt securities) may be modified or amended by us and the trustee, without the consent of the holder of any debt security, to, among other things:

     o    secure any debt securities;

     o provide for the assumption of our obligations to the holders of debt securities in the case of a merger, consolidation, conveyance, transfer or lease;

     o add to our covenants for the benefit of the holders of debt securities;

     o cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the applicable indenture or make any other provision with respect to matters or questions arising under the applicable indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the applicable indenture; provided that such modification or amendment does not, in the good faith opinion of our Board of Directors and the trustee, adversely affect the interests of the holders of notes in any material respect;

     o    establish the forms or terms of debt securities of any series;

     o    evidence the acceptance of appointment by a successor trustee; or

     o add or modify any other provisions with respect to matters or questions arising under the applicable indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of debt securities. (Section 8.1)

     The subordinated indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that would be adversely affected by the amendment. (Subordinated Indenture Section 8.6).

Subordination of the Subordinated Debt Securities

     We will make all payments on our senior indebtedness first before paying the principal of, premium, if any, and interest on debt securities issued under the subordinated indenture. The subordinated indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on:

     (a)  All our indebtedness,

          o    for money we borrowed,

          o for the money borrowed by and obligations of others that we have assumed or guaranteed,

          o in respect of letters of credit and acceptances issued or made by banks, or

          o constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, which we are directly liable to pay; and

     (b) All deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness.

When we use the term "purchase money indebtedness," we mean indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness. Unless we state differently in the subordinated indenture, the subordinated debt securities or the related prospectus supplement, senior indebtedness shall not include, the subordinated debt securities, any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the subordinated debt securities, or any of our indebtedness to one of our subsidiaries. (Subordinated Indenture Section 1.1) The subordinated indenture does not contain any limitation on the amount of senior indebtedness that we can incur.

     In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or our property, or that subordinated debt securities of any series are declared due and payable before their expressed maturity because of the occurrence of an event of default pursuant to Section 5.1 of the subordinated indenture (under circumstances other than a bankruptcy or insolvency event as described above), then the holders of all senior indebtedness will be entitled to be paid the full amount due on the senior indebtedness before the holders of any subordinated debt securities receive any payment on the subordinated debt securities. In the event and during the continuation of any default in payment of any senior indebtedness or if any event of default shall exist under any senior indebtedness, no payment of the principal or interest on the subordinated debt securities or coupons will be made. (Subordinated Indenture Article XIII)
If  this   prospectus  is
being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Governing Law

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflict of law provisions of the State of New York), except to the extent the Trust Indenture Act is applicable. (Section 11.8.)

Concerning the Trustee

     The Bank of New York is one of a number of banks with which we maintain ordinary banking and trust relationships.

Certain Provisions of the Junior Subordinated Debt Securities Issued to the Scottish Holdings Trusts

     Option to Extend Interest Payment Date

     Unless provided otherwise in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Scottish Holdings Trusts to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an extension period), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement. (Junior Subordinated Indenture
Section 2.12).

     Option to Extend Maturity Date

     Unless provided otherwise in the related prospectus supplement, we will have the right to:

     (1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Scottish Holdings Trusts upon the liquidation of the Scottish Holdings Trusts and the exchange of the junior subordinated debt securities for the preferred securities of the Scottish Holdings Trusts, or

     (2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (i) we are not in bankruptcy, otherwise insolvent or in liquidation, (ii) we have not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (iii) the Scottish Holdings Trusts are not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated, (iv) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization, and (v) the extended maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Scottish Holdings Trusts.

     If we exercise our right to liquidate the Scottish Holdings Trusts and exchange the junior subordinated debt securities for the preferred securities of the Scottish Holdings Trusts as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Scottish Holdings Trusts. (Junior Subordinated Indenture Section 2.15).

     Redemption

     Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to the Scottish Holdings Trusts, if an Investment Company Event or a Tax Event, (each, a "special event") shall occur and be continuing, we may, at our option, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Junior Subordinated Indenture Section 12.5).

     For purposes of the junior subordinated indenture, "Investment Company Event" means, in respect of a Scottish Holdings Trust, the receipt by the Scottish Holdings Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, the Scottish Holdings Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Scottish Holdings Trusts. (Junior Subordinated Indenture Section 1.1).

     "Tax Event" means, in respect of the Scottish Holdings Trusts, the receipt by the Scottish Holdings Trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Scottish Holdings Trusts, there is more than an insubstantial risk that (i) the Scottish Holdings Trusts are, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities,
(ii) interest payable by us on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes or (iii) the Scottish Holdings Trusts are, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. (Junior Subordinated Indenture Section 1.1).

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption and any related unmatured coupons will be void.

     Certain Covenants

     Unless otherwise provided in the related prospectus supplement, we will covenant, as to each series of our junior subordinated debt securities issued to a Scottish Holdings Trust in connection with the issuance of preferred securities and common securities by such Scottish Holdings Trust, that we will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding Ordinary Shares or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the junior subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any restricted subsidiary if such guarantee ranks junior in interest to the junior subordinated debt securities of such series (other than (a) dividends or distributions in our Ordinary Shares, (b) redemption or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future, (c) payments under any guarantee agreement and (d) purchases of Ordinary Shares related to the issuance of Ordinary Shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we have actual knowledge that (A) with the giving of the notice or lapse of time or both, would constitute an event of default under the applicable junior subordinated indenture and (B) in respect of which we shall not have taken reasonable steps to cure, (ii) we shall be in default with respect to our payment of obligations under the guarantee agreement relating to such preferred securities or (iii) we shall have given notice of our election to begin an extension period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing. (Junior Subordinated Indenture Section 3.12).

     In the event our junior subordinated debt securities are issued to a Scottish Holdings Trust in connection with the issuance of preferred securities and common securities of such Scottish Holdings Trust, for so long as such series of junior subordinated debt securities remain outstanding, we will also covenant:

     (1) to maintain directly or indirectly 100% ownership of the common securities of the Scottish Holdings Trusts; provided, however, that any permitted successor of ours under the applicable junior subordinated indenture may succeed to our ownership of such common securities;

     (2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Scottish Holdings Trusts, the redemption of all of the preferred securities and common securities of the Scottish Holdings Trusts, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Scottish Holdings Trusts; and

     (3) to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause the Scottish Holdings Trusts to remain classified as a grantor trust for United States Federal income tax purposes. (Junior Subordinated Indenture Section 3.14).

     Events of Default

     If an Event of Default with respect to a series of junior subordinated debt securities issued to a Scottish Holdings Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such Scottish Holdings Trust may institute a legal proceeding directly against us, which we refer to in this prospectus as a direct action, for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. (Junior Subordinated Indenture Section 8.2). We may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities of such trust. (Junior Subordinated Indenture Section 5.7). If the right to bring a direct action is removed, the Scottish Holdings Trusts may become subject to the reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a direct action. (Junior Subordinated Indenture Section 2.13). The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

     The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement.

     Subordination of the Junior Subordinated Debt Securities

     We will make all payments on our senior indebtedness first before paying the principal of, premium, if any, and interest on debt securities issued under the junior subordinated indenture. The junior subordinated indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on:

     (a)  All our indebtedness,

          o    for money we borrowed,

          o for the money borrowed by and obligations of others that we have assumed or guaranteed,

          o in respect of letters of credit and acceptances issued or made by banks, or

          o constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, which we are directly liable to pay; and

     (b) All deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness.

When we use the term "purchase money indebtedness" we mean indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness. Unless we state differently in the junior subordinated indenture, the junior subordinated debt securities or the related prospectus supplement, senior indebtedness shall not include, the junior subordinated debt securities, any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the junior subordinated debt securities, any of our indebtedness to one of our subsidiaries, and any indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) a Scottish Holdings Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of the Trust Preferred Securities". (Junior Subordinated Indenture
Section 1.1). The junior subordinated indenture does not contain any limitation on the amount of senior indebtedness that we can incur.

     In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or our property, or that junior subordinated debt securities of any series are declared due and payable before their expressed maturity because of the occurrence of an event of default pursuant to Section 5.1 of the junior subordinated indenture (under circumstances other than a bankruptcy or insolvency event as described above), then the holders of all senior indebtedness will be entitled to be paid the full amount due on the senior indebtedness before the holders of any junior subordinated debt securities receive any payment on the junior subordinated debt securities. In the event and during the continuation of any default in payment of any senior indebtedness or if any event of default shall exist under any senior indebtedness, no payment of the principal or interest on the junior subordinated debt securities or coupons will be made. (Junior Subordinated Indenture Article XIII). If this prospectus is being delivered in connection with a series of junior subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

     The junior subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

                          DESCRIPTION OF SHARE CAPITAL

Authorized Share Capital

     The following is a summary description of our Ordinary Shares and Preferred Shares. You can find information about our Ordinary Shares and Preferred Shares in the following documents that progressively provide more detail: 1) this prospectus, 2) the prospectus supplement, 3) our Memorandum and the Articles, and 4) Cayman Islands law. Since the terms of Ordinary Shares and Preferred Shares may differ from the general information we provide here, in all cases rely on the laws of the Cayman Islands over different information in our Memorandum and the Articles; rely on our Memorandum and the Articles over the
prospectus  supplement;   and  rely  on  the  prospectus  supplement  over  this
prospectus.

     We are currently authorized to issue 100 million Ordinary Shares, par value $0.01 per share, and 50 million Preferred Shares, par value $0.01 per share.

Ordinary Shares

     There are no provisions of Cayman Islands law, the Memorandum or the Articles that impose any limitation on the rights of shareholders to hold or vote Ordinary Shares based on the fact that such shareholders are not residents of the Cayman Islands. The Ordinary Shares will be subject to the express terms of the Preferred Shares and any series thereof. Holders of the Ordinary Shares have no pre-emptive, conversion or sinking fund rights.

     Voting. All outstanding shares of our common shares are fully paid and nonassessable. Subject to certain restrictions, each holder of Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting.

     Voting rights with respect to the Ordinary Shares are noncumulative unless the following provision is applicable. If (1) the number of issued Controlled Shares (as defined below) of any person other than a Pacific Life Entity (as defined below) would constitute 10% or more of the combined voting power of the issued voting power (calculated after giving effect to any prior reduction in voting power as described below) or (2) the total number of issued Controlled Shares held by the Pacific Life Entities would constitute 25% or more, of the combined voting power of our issued voting shares (calculated, in each case, after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

          (T - C)/(X x C)

          Where:

     o "T" is the aggregate number of votes conferred by all the issued shares immediately prior to the application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below;

     o "C" is the number of issued Controlled Shares attributable to such person; and

     o    "X" is

          o    9.1 if  such  person  is  any  person  other  than  Pacific  Life
               Insurance Company, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company (each, a "Pacific Life Entity") or

          o 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Pacific Life Entities.

"Controlled Shares" are the voting shares owned by any person, whether

     o    directly,

     o with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or

     o beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     The Formula will be applied successively as many times as may be necessary to ensure that no person other than a Pacific Life Entity will be a 10% Shareholder (as defined below) at any time and that the total combined voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% at any time (the

"sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued voting shares as of such date, as reduced by the application of the Formula to any issued voting shares of any shareholder with a larger number of total Controlled Shares as of such date. The defined term "10% Shareholder" means a person who owns, in the aggregate, (1) directly, indirectly or constructively within the meaning of Section 958 of the Code or
(2) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, issued shares carrying 10% or more of the total combined voting rights attaching to the issued shares.

     The Board of Directors may require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Board of Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

     The Board of Directors retains certain discretion to make such final adjustments to the aggregate number of votes attaching to the voting shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person other than a Pacific Life Entity will be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Pacific Life Entities shall not exceed 24.9% of the voting rights of the issued shares at any time.

     Voting Requirements. The vote required for most shareholder action is the affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding Ordinary Shares present and voting in person or by proxy at a general meeting of the shareholders. Amendments to certain provisions of our memorandum and articles of association require the affirmative vote by special resolution of at least two-thirds (66 2/3%) of the holders of our ordinary shares present and voting in person or by proxy at a general meeting of the shareholders.

     Transfer. Except as described below with respect to transfers of Ordinary Shares executed on the New York Stock Exchange, the Board of Directors (or its designees) is required to decline to register a transfer of shares if it has reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person to 10% or more of a class of our shares. The Pacific Life Entities, however, shall each be permitted to transfer our shares to another Pacific Life Entity, provide that the Controlled Shares of the Pacific Life Entities in the aggregate do not exceed 24.9% of our shares.

     The Board of Directors (or its designees) also may, in its absolute discretion, decline to register the transfer of any Ordinary Shares, except for transfers executed on the New York Stock Exchange, if it has reason to believe
(1) that such transfer may expose us, any subsidiary or shareholder thereof or any variable life policy-holder or any person purchasing reinsurance from us or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (2) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

     The Board of  Directors  will not  decline  to  register  any  transfer  of
Ordinary Shares executed on the New York Stock Exchange for the reasons described above. If, however, any such transfer results in the transferee (or any group of which such transferee is a member) beneficially owning, directly or indirectly, 10% or more of any class of the shares or causes the Board of Directors (or its designees) to have reason to believe that such transfer may expose us, any subsidiary or shareholder thereof or any variable life policy-holder or any person purchasing reinsurance from us to adverse tax or regulatory treatment in any jurisdiction, the Articles empower the Board of Directors (or its designees) to deliver a notice to the transferee demanding that such transferee surrender to an agent designated by the Board of Directors (the "Agent") certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving such notice will be required to transfer to the Agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for the shares, together with any dividends or distributions that the transferee received from us. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the Agent will use its best efforts to sell such shares and any non-cash dividends or distributions in an arm's-length transaction on the New York Stock Exchange. After applying the proceeds from such sale toward reimbursing the transferee for the price paid for the shares, the Agent will pay any remaining proceeds and any cash dividends and distributions to organizations described in Section 501(c)(3) of the Code that the Directors designate. The proceeds of any such sale by the Agent or the surrender of dividends or distributions will not inure to the benefit of us or the Agent, but such amounts may be used to reimburse expenses incurred by the Agent in performing its duties.

     Dividends. Holders of Ordinary Shares are entitled to receive dividends ratably when and as declared by the Board of Directors from funds legally available therefor, subject to prior payment of Preferred Shares, if any.

     Liquidation. In the event of any dissolution, liquidation or winding-up, whether voluntary or involuntary, after there are paid or set aside for payment to creditors and the holders of any Preferred Shares the full amounts to which they are entitled, the holders of the then outstanding Ordinary Shares will be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such shareholders, any of our remaining assets available for distribution to its shareholders.

     Restrictions on Share Issuance. We are restricted from issuing shares if such issuance would increase the number of total Controlled Shares of any person other than a Pacific Life Entity to 10% or more of a class of our shares or the total Controlled Shares of the Pacific Life Entities to 25% or more on an unadjusted basis.

     Share Redemption. Ordinary Shares may be redeemed or repurchased on terms agreed to between the Board of Directors and the holder of the shares and, subject to Exchange Act and stock exchange regulations, we may, from time to time, purchase or redeem all or part of the Ordinary Shares of any shareholder, whether or not we have made any offer to all or any of the other shareholders. Any redemption or repurchase must be done in a manner that the Board of Directors believes would not cause the total Controlled Shares of any person to equal or exceed 10% of a class of our shares.

     Lien on Shares. We will have a first and paramount lien on all shares (whether fully paid-up or not) registered in the name of a shareholder for all debts, liabilities or engagements to or with us (whether presently payable or not) by such shareholder or such shareholder's estate and that upon notice, we may sell any shares on which we have a lien to the extent any sum in respect of which the lien exists is presently payable. Registration of a transfer of any shares subject to our lien will operate as a waiver of such lien.

     Unilateral Repurchase Right. The Articles provide that if our Board of Directors determines that beneficial ownership of issued shares by any shareholder may result in adverse tax, regulatory or legal consequences to us, any subsidiary or shareholder thereof or any person insured or reinsured or proposing to be insured or reinsured by us or any such subsidiary, the Board of Directors may, in its absolute discretion, redeem or repurchase all or part of the shares held by such shareholder or direct such shareholder to sell and transfer all or part of such shares to one or more designated third parties. The price to be paid for such shares will be the fair market value of such shares as determined in accordance with the Articles.

Preferred Shares

     We may offer Preferred Shares, the terms of which will be described in a prospectus supplement. Our Board of Directors may authorize the issuance of up to 50 million shares of Preferred Shares without shareholder approval. On the date of this prospectus, there are 5,750,000 Preferred Shares outstanding. We may also offer depositary shares evidenced by depositary receipts, each representing an interest in a share of the particular series of the Preferred Shares issued and deposited with a Preferred Shares depositary. We describe this program below in the section called "Description of Depositary Shares."

     We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of Preferred Shares through a certificate of designation adopted by our Board of Directors or a duly authorized committee of our Board of Directors. We will describe the terms, if any, on which shares of any series of Preferred Shares are convertible or exchangeable into Ordinary Shares in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the Ordinary Shares that you receive as a holder of Preferred Shares would be converted or exchanged.

Certain Memorandum of Association and Articles of Association Provisions

     We describe certain provisions of our Memorandum of Association and Articles of Association in the following paragraphs.

     The Articles contain certain provisions that make more difficult the acquisition of control by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with the Board of Directors. The Board of Directors believes that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with the Board of Directors. The Board of Directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. These provisions could, however, have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. In addition, the Articles provide that voting rights with respect to shares directly or indirectly beneficially owned by any person or group of persons, other than the Pacific Life Entities, directly or indirectly beneficially owning 10% or more of the outstanding combined voting power (or 25% in the case of the combined voting power of the Pacific Life Entities) of our issued voting shares will be limited to a voting power of less than 10% (or less than 25% in the case of the Pacific Life Entities), which significantly limits the ability of a prospective acquiror to effect a takeover. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the Ordinary Shares.

     Classified Board of Directors

     The Articles provide for a classified Board of Directors, to which approximately one-third of the Board is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Articles provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. In addition, the Board of Directors has sole authority to set the size of the Board of Directors from one to twelve Directors; provided that a decrease in the size of the Board cannot shorten the term of any incumbent Director.

     Our classified Board of Directors makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these provisions may deter changes in the composition of the Board of Directors or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest.

     Number of Directors; Removal; Filling Vacancies

     The Board of Directors may consist of one to twelve members. Our directors have the exclusive power and right to set the exact number of directors within that range by resolution adopted by the vote of a majority of the directors present at a meeting at which a quorum is present, or by unanimous written consent. The Board of Directors currently consists of nine directors. The Articles provide that the Board of Directors may fill newly created directorships. This provision may prevent you from obtaining majority representation on the Board of Directors by allowing the Board of Directors to enlarge itself and fill the new directorships with its own nominees. A director so elected by the Board of Directors holds office until the next succeeding annual general meeting of shareholders and until his or her successor has been elected and qualified. These provisions preclude you from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with your own nominees.

     Special Meetings of Shareholders

     Except as otherwise required by law, and subject to the terms of any class or series of shares issued by us having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of shareholders may be called only by a majority of the directors or at the request in writing of shareholders owning at least fifty percent (50%) of the outstanding shares generally entitled to vote, subject to certain limitations.

     Advance  Notice   Requirements  for  Shareholder   Proposals  and  Director
Nominations

     If a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must contain the information required by the Articles and must be given and received by our Secretary at our principal executive offices not later than (1) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting and (2) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

     In addition, pursuant to a shareholder agreement between us and Pacific Life Insurance Company, we have agreed that for so long as the Pacific Life Entities own at least 15% of our issued and outstanding Ordinary Shares, (1) the Pacific Life Entities will be entitled to nominate for election a number of persons equal to at least 20% of the number of members of our Board of Directors and (2) at least one director nominated by the Pacific Life Entities will serve on the Audit and Finance and Investment Committees of our Board of Directors. For such period that the Pacific Life Entities beneficially own at least 10% of our issued and outstanding Ordinary Shares, they will be entitled to nominate at least one person for election to our Board of Directors.

     The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

     No Action by Written Consent of the Shareholders

     Our shareholders may not take action by written consent in lieu of a meeting.

     Limitation on Liability

     Our directors' liability is limited to the extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

     o    A breach of their duty of loyalty to us or our shareholders;

     o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o Payment of a dividend on shares or a purchase or redemption of our shares in violation of law; or

     o Any transaction from which a director derived an improper personal benefit.

Because of these limitations on liability, our shareholders may not sue one of our directors for money unless the shareholder (through a derivative action) can show the director committed one of the offenses listed above. These provisions do not affect our directors' liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors' liability may discourage or deter shareholders or management from suing directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us or our shareholders. This limitation on our directors' liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director's breach of his duty of care.

     Indemnification

     We will indemnify our directors, officers and employees to the fullest extent permitted by Cayman Islands law. We are generally required to indemnify our directors and officers for all threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such person by reason of the fact that such person was a director, officer or employee. An officer or director may not be indemnified for his own dishonesty, willful neglect or default.

                        DESCRIPTION OF DEPOSITARY SHARES

     We provide information to you about our depositary shares in four separate documents that progressively provide more detail: (1) this prospectus, (2) the prospectus supplement, (3) the deposit agreement, and (4) the depositary receipts. Since the terms of the depositary shares may differ from the general information we have provided, in all cases rely on the information in the depositary receipts over different information in the deposit agreement; rely on the deposit agreement over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

General

     We may elect to offer depositary shares representing receipts for fractional interests in debt securities or Preferred Shares. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of Preferred Shares, as the case may be.

     We will deposit the debt securities or shares of any series of Preferred Shares represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or Preferred Shares represented by the depositary share, to all the rights and preferences of the debt security or Preferred Shares, as the case may be, represented by the depository share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Dividends and Other Distributions

     The depositary will distribute cash dividends and other cash distributions received on the debt securities or Preferred Shares, as the case may be, to you in proportion, if possible, to the number of depositary shares that you own.

     If we have a distribution of property rather than cash, the depositary will distribute the property received by it to you in proportion, if possible, to the number of depositary shares that you own. If the depositary determines that it is not feasible to make a distribution of property, it may adopt the method it believes to be fair and practicable for the purpose of carrying out the distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders. We must, however, approve this alternative method.

     Either  the   depositary   or  we  will  reduce  the  dividends  and  other
distributions payable to you by any amount we are required to withhold for taxes.

Conversion and Exchange

     If the Preferred Shares or debt security underlying your depositary shares is convertible or exchangeable, you will have either the right or obligation to convert or exchange your depositary shares pursuant to the applicable prospectus supplement.

Redemption of Depositary Shares

     If the Preferred Shares or debt security underlying your depositary shares is redeemable, the depositary will redeem these depositary shares using the funds it receives from the redemption. The redemption price for each of your depositary shares will equal the applicable fraction of the redemption price per debt security or Preferred Share, as the case may be, payable in relation to the redeemed series of debt securities or Preferred Shares. Whenever we redeem debt securities or Preferred Shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or Preferred Shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

     After the date we set for redemption, the depositary shares we call for redemption will no longer be outstanding and all your rights as a holder of the depositary shares will end, except the right to receive money for the redeemed depositary shares. If we deposit funds with the depositary for the redemption of your depositary shares and you do not redeem these shares within two years of the date of our deposit, the funds will be returned to us.

Voting

     If we have a meeting at which you are entitled to vote, the depositary will mail you the information about the meeting that you need. Record holders of depositary receipts on the record date (which will be the same date as the record date for our Preferred Shares) will be entitled to instruct the depositary how to exercise the voting rights on the Preferred Shares or debt securities, as the case may be, represented by their depositary shares. The depositary will try, if practicable, to vote in accordance with these instructions, and we will agree to take all reasonable actions that the depositary may request in order to enable it to so vote. The depositary will not vote a holder's Preferred Shares or debt securities, as the case may be, if it does not receive specific written instructions from the holder.

Record Date

     Whenever we need to:

     o pay a dividend, make a distribution, or offer any rights, preferences or privileges on Preferred Shares;

     o hold a meeting which preferred shareholders may vote at or require notice of; or

     o    convert or call for redemption any of our Preferred Shares,

the depositary will set a record date. If you are a holder of depositary receipts on the record date, you will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or be entitled to give instructions for the exercise of voting rights at a meeting or to receive notice of meeting or of redemption or conversion of your shares.

Amendment and Termination of the Deposit Agreement

     We can amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by holders of depositary receipts, which we describe in this prospectus under "Charges of Depositary"), or which otherwise prejudices any of their substantial existing rights, will not take effect on their outstanding depositary receipts until 90 days after we mail notice of such amendment to them.

     The depositary will terminate the deposit agreement when we direct them to do so. They will mail you notice of such termination at least 30 days before they terminate the deposit agreement. The depositary may also terminate the deposit agreement 45 days after it has delivered written notice to us of its decision to resign if we have not appointed a successor depositary willing to be our depositary at that time.

     If a holder of depositary receipts still has depositary receipts after the date of termination, the depositary will not:

     o    Transfer these depositary receipts;

     o    Pay dividends to the holder of the depositary receipts; and

     o Give the holder of the depositary receipts any further notices (other than notice of such termination) or perform any further acts under the deposit agreement.

However, if the holder of depositary receipts still has depositary receipts after the date of termination, the depositary will continue to:

     o    Collect dividends and any other distributions on the Preferred Shares;
          or

     o Deliver the Preferred Shares together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for the depositary receipts the holder of the depositary receipts surrenders to it.

     If a holder of depositary receipts has not surrendered its depositary receipts within two years from the date of termination, the depositary may sell the Preferred Shares it still has at public or private sales and may keep the net proceeds of the sale, together with any money and other property then held by it, for the benefit of the holder of the depositary receipts.

Charges of Depositary

     We will pay the charges of the depositary, including charges in connection with the initial deposit of the Preferred Shares or debt securities, the initial issuance of the depositary receipts, the distribution of information to you about matters on which you are entitled to vote, withdrawals of the Preferred Shares or debt securities by you or redemption or conversion of the Preferred Shares or debt securities. We will not pay for taxes (including transfer taxes, if any) and other governmental charges and charges that the deposit agreement requires you to pay.

Miscellaneous

     You may read all the reports and communications from us which are delivered to the depositary as our preferred shareholder or holder of debt securities, as the case may be, at its corporate office and its New York office.

     You will not be able to hold either the depositary or us liable if we are prevented or delayed from performing our obligations under the deposit agreement by law or any circumstance beyond our control. The depositary is only obligated to perform its duties under the deposit agreement without negligence or bad faith. We are only obligated to perform our duties under the deposit agreement in good faith. Neither the depositary nor we are obligated to prosecute or defend any legal proceeding for any depositary shares, Preferred Shares or debt securities unless we receive satisfactory indemnity. Together with the depositary, we are entitled to rely on the advice of or information from our legal counsel, accountants or other persons we believed to be competent and on documents believed to be genuine.

     The depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each of the Scottish Holdings Trusts may issue only one class of trust preferred securities. We will describe these trust preferred securities in a prospectus supplement. The declaration of trust of a Scottish Holdings Trust will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities.

     The trust preferred securities will have terms, such as distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions that are discussed in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act or the Delaware Statutory Trust Act.

     The prospectus supplement for the trust preferred securities of a Scottish Holdings Trust will include the specific terms of the series of trust preferred securities being issued, including:

     o    The distinctive designation of the trust preferred securities;

     o The number of trust preferred securities issued by such Scottish Holdings Trust;

     o The annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

     o Whether distributions on trust preferred securities will be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

     o The amount or amounts which will be paid out of the assets of such Scottish Holdings Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Scottish Holdings Trust;

     o The obligation or right of the Scottish Holdings Trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities will be purchased or redeemed pursuant to such obligation;

     o The voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, as a condition to specified action or amendments to the declaration of trust;

     o The terms and conditions, if any, upon which the preferred securities issued by the Scottish Holdings Trust may be converted into our Ordinary Shares, including conversion price per share;

     o    The terms and  conditions,  if any, upon which the  subordinated  debt
          securities   purchased  by  such  Scottish   Holdings   Trust  may  be
          distributed to holders of trust preferred securities;

     o If applicable, any securities exchange upon which the trust preferred securities will be listed; and

     o Any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of trust of the Scottish Holdings Trust or with applicable law.

     We will guarantee distributions on trust preferred securities to the extent set forth below under "Description of the Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to trust preferred securities will be described in a prospectus supplement relating to the trust preferred securities.

     In connection with the issuance of preferred securities, each of the Scottish Holdings Trusts will issue one series of common securities. The declaration of trust of each of the Scottish Holdings Trusts authorizes it to issue one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by each of the Scottish Holdings Trusts will be substantially identical to the terms of the trust preferred securities issued by such Scottish Holdings Trust and the common securities will rank equally, and payments will be made thereon on a pro rata basis with the trust preferred securities. If an event of default occurs and is continuing, the rights of the holders of such common securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities issued by each of the Scottish Holdings Trusts will also carry the right to vote and to appoint, remove or replace any of the trustees of such Scottish Holdings Trust. We will own all of the common securities of the Scottish Holdings Trusts.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     We provide information to you about the trust preferred securities guarantees in three separate documents that progressively provide more detail:
(1) this prospectus, (2) the prospectus supplement, and (3) the guarantee agreement. Additionally, the Trust Indenture Act incorporates certain terms into the trust preferred securities guarantee. Since the terms of the trust preferred securities guarantee may differ from the general information we have provided, in all cases rely on the information in the trust preferred securities guarantee and Trust Indenture Act over different information in the prospectus supplement; and rely on the prospectus supplement over this prospectus.

      Each trust preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, the indenture trustee, for your benefit.

General

     We will irrevocably agree to pay in full, on a subordinated basis, to the holder of the trust preferred securities issued by a Scottish Holdings Trust, the guarantee payments described in the next paragraph when due, regardless of any defense, right of set off or counterclaim that such Scottish Holdings Trust may have.

     We will make the following payments on the trust preferred securities issued by a Scottish Holdings Trust, to the extent not paid by or on behalf of such Scottish Holdings Trust:

     o Any accrued and unpaid distributions which the Scottish Holdings Trust is required to pay on the trust preferred securities if the Scottish Holdings Trust has sufficient funds to make such payments;

     o The amount payable upon redemption of the trust preferred securities, to the extent of funds held by the Scottish Holdings Trust, for any preferred securities called for redemption by the Scottish Holdings Trust; and

     o    Upon the liquidation of a Scottish Holdings Trust, the lesser of:

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent of funds held by such Scottish Holdings Trust, and

          (b)  the amount of assets of the  Scottish  Holdings  Trust  remaining available for distribution to holders of trust preferred securities after the liquidation (other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities of the Scottish Holdings Trust in exchange for preferred securities as provided in the applicable declaration of trust).

     We will make these payments either by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to make these payments.

     Because each of these guarantees is a guarantee of payment and not of collection, you may proceed directly against us as guarantor. You do not have to first proceed against the Scottish Holdings Trust before attempting to collect from us, and we waive any right or remedy to require that any action be brought against a Scottish Holdings Trust or any other person or entity before proceeding against us. Our obligations will not be discharged except by payment of the guarantee payments in full.

     If we fail to make interest payments on the subordinated debt securities or pay amounts payable upon the redemption, acceleration or maturity of the subordinated debt securities held by a Scottish Holdings Trust, the

Scottish Holdings Trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such preferred securities. The guarantees do not cover payment of distributions or the amount payable upon redemption or repayment in respect of preferred securities when a Scottish Holdings Trust does not have sufficient funds to pay these distributions or amounts.

     We have through each of the guarantees, and certain back-up obligations, consisting of our obligations to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the trust as set forth in the declaration, indenture and subordinated debentures, taken together, fully and unconditionally guaranteed all of the trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees of the trust's obligations under the preferred securities.

Certain Covenants of Scottish Re Group Limited

     In each of the guarantees, we agree that so long as any trust preferred securities remain outstanding, if at such time:

     o we have exercised our option to defer interest payments on the subordinated debt securities and such deferral is continuing;

     o we are in default on our payment or other obligations under each of the guarantees; or

     o    an event of default under the applicable indenture has occurred,

then we:

     o will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of our Preferred Shares (other than share dividends paid by us which consist of the shares of the same class as that on which the dividend is being paid);

     o will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the subordinated debt securities; and

     o will not make any guarantee payments with respect to the foregoing (other than pursuant to the guarantee).

Amendments and Assignment

     Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will benefit the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

     The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Status of the Guarantees; Subordination

     The guarantees will constitute our unsecured obligation and will rank:

     o Subordinate and junior in right of payment to all our liabilities, except any liabilities that may be made pari passu expressly by their terms;

     o Pari passu with the most senior preferred or preference shares issued by us and with any guarantee entered into by us in respect of any preferred or preference shares or preferred securities of any affiliate of ours; and

     o    Senior to our Ordinary Shares.

     Upon our bankruptcy, liquidation or winding up, our obligations under each of the guarantees will rank junior to all our other liabilities (except as described above) and, therefore, we may not have enough funds for payments under the guarantees.

     The declarations of trust provide that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Information Concerning the Guarantee Trustee

     The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only those duties that are specifically set forth in the guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

     Our guarantees will be governed by and construed in accordance with the laws of the State of New York.

        DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

     We may issue share purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of Ordinary Shares or Preferred Shares, or other property, at a future date or dates. The price per share of Preferred Shares or Ordinary Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula described in the share purchase contracts. We may issue share purchase contracts separately or as a part of units each consisting of a share purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the Preferred Shares or the Ordinary Shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The share purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any share purchase contracts or share purchase units.

                              PLAN OF DISTRIBUTION

     We, along with the Scottish Holdings Trusts, may sell the securities directly or through agents, underwriters or dealers.

     Agents appointed by us or a Scottish Holdings Trust may solicit offers to purchase securities. The prospectus supplement will name these agents, who may be underwriters, and discuss any commissions payable to them. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. Together with the Scottish Holdings Trusts, we may also sell securities to an agent as principal. Agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If any underwriters are utilized in the sale of securities, either a Scottish Holdings Trust or we will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction, including, commissions, discounts and other compensation of the underwriters, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities to the public. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be offered and sold at a fixed price or prices, which may be changed, or at various times at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities of a series if they purchase any of such securities. We or a Scottish Holdings Trust may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we or a Scottish Holdings Trust grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such securities. The underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, either a Scottish Holdings Trust or we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us or a Scottish Holdings Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with either a Scottish Holdings Trust or us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Scottish Holdings Trust or us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If indicated in the prospectus supplement, either a Scottish Holdings Trust or we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     Each series of securities will be a new issue and, other than the Ordinary Shares which are quoted on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of Ordinary Shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the applicable Scottish Holdings Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                  LEGAL MATTERS

     Certain legal matters with respect to New York and United States federal law will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York, special counsel to us and the Scottish Holdings Trusts. Certain legal matters with respect to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands. Certain matters of Delaware law relating to the validity of the preferred securities of the Scottish Holdings Trusts will be passed upon for the Scottish Holdings Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Scottish Holdings Trusts. LeBoeuf, Lamb, Greene & MacRae, L.L.P. will rely as to matters of Cayman Islands on Maples and Calder and to matters of Delaware law on Richards, Layton & Finger, P.A.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Scottish Re Group Limited as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

              ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES
                             FEDERAL SECURITIES LAWS

     We are a Cayman Islands exempted company with our principal executive office in Bermuda. In addition, some of our officers and directors, as well as some of the independent auditors and counsel named in this prospectus, reside outside the United States, and all or much of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against us or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue New York, New York 10011, our United States agent irrevocably appointed for that purpose.

     We have been advised by our Cayman Islands counsel, Maples and Calder, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will -- based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given -- recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner, and is not a kind, the enforcement of which is contrary to the public policy of the Cayman Islands. There is doubt, however, as to whether the Grand Court of the Cayman Islands will (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, on the grounds that such provisions are penal in nature.

     The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

     We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would (1) enforce judgments of U.S. courts obtained in actions against us or our affiliates, directors, or officers, as well as the experts named in this prospectus, who reside outside the United States predicated upon the civil liability provisions of the US. Federal securities laws or would (2) permit original actions brought in Bermuda against us or our affiliates, directors or officers, as well as the experts named in this prospectus, who reside outside the United States predicated solely upon U.S. Federal securities laws.

     There is no treaty in effect between the United States and Bermuda providing for the enforcement of U.S. judgments in Bermuda, and there are grounds upon which Bermuda courts may decline to enforce the judgments of U.S. courts. The question whether a U.S. judgment would be enforceable in Bermuda against us or our affiliates, directors, officers or experts depends upon whether the U.S. court that entered such judgment is recognized by the Bermuda court as having jurisdiction over the judgment debtor, as determined by reference to Bermuda conflict of law rules. In addition, certain remedies available under the laws of United States jurisdictions, including certain remedies available under the U.S. Federal securities laws, may not be allowed or enforceable in Bermuda courts to the extent that they are penal or contrary to Bermuda's public policy.

     No original claim may be brought in Bermuda against us, or our affiliates, directors, officers or experts for violation of the U.S. Federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us, or our affiliates, directors, officers or experts if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

     Securities and Exchange Commission
        registration fee......................  $93,038
     Printing and engraving expenses..........   75,000
     Accounting fees and expenses.............  100,000
     Rating agency fees.......................  200,000
     Legal fees and expenses..................  200,000
     Blue Sky fees and expenses...............    5,000
                                               --------
           Total.............................. $673,038
                                               ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, willful neglect or default. Our Articles of Association contain provisions providing for the indemnification by Scottish Re of an officer, director or employee of Scottish Re for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of Scottish Re. In addition, the Board of Directors may authorize Scottish Re to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Scottish Re would have the power to indemnify him against such liability under the provisions of the Articles of Association. Scottish Re maintains directors and officers liability insurance. Scottish Re has also entered into indemnity agreements with each of its executive officers and directors. The Articles of Association provide that directors of Scottish Re shall have no personal liability to Scottish Re or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except for (1) any breach of a director's duty of loyalty to Scottish Re or its shareholders;
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) a payment of a dividend on shares of Scottish Re or a purchase or redemption of shares of Scottish Re in violation of law; or
(4) any transaction from which a director derived an improper personal benefit. Reference is made to the Purchase Agreement in the form filed as an exhibit for provisions providing that the Initial Purchasers are obligated, under certain circumstances, to indemnify the directors, certain officers and controlling persons of Scottish Re again liabilities under the Securities Act of 1933, as amended.

     Section 3817 of the Delaware Code governing business trusts provides that a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     The Declaration of each Scottish Holdings Trust provides that no trustee or any of its affiliates (as defined in the relevant document), officers, directors, shareholders, members, partners, employees, representatives or agents, nor any employee or agent of such Scottish Holdings Trust or its affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to such Scottish Holdings Trust, any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates, or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Scottish Holdings Trust and in a manner such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     The Declaration of each Scottish Holdings Trust provides further that to the full extent permitted by law, we, as sponsor of such Scottish Holdings Trust, shall indemnify each Indemnified Person against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of such Scottish Holdings Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Scottish Holdings Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the applicable Declaration, except that no Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. The Declaration of each Scottish Holdings Trust further provides that we, as sponsor of such Scottish Holdings Trust, shall indemnify each Indemnified Person in advance for expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, damage, action, suit or proceeding upon our receipt, as sponsor of such Scottish Holdings Trust, of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified by us, as sponsor of such Scottish Holdings Trust.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number                       Description
------                       -----------
1.1     Form of Underwriting Agreement (Debt).*

1.2     Form of Underwriting Agreement (Equity).*

1.3     Form of Underwriting Agreement (Preferred
        Securities).*

3.1 Memorandum of Association of Scottish Re, as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K/A filed with the SEC on January 11, 2002).

3.2 Articles of Association of Scottish Re, as amended as of May 2, 2002 (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2003).

4.1 Form of Senior Indenture to be entered into between the Company and The Bank of New York (previously filed as Exhibit 4.1 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein). The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.2 Form of Subordinated Indenture to be entered into between the Company and The Bank of New York (previously filed as Exhibit 4.2 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein). The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.3 Form of Junior Subordinated Indenture to be entered into between the Company and The Bank of New York (previously filed as Exhibit 4.3 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein). The form or forms of junior subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.4     Form of Ordinary Share share certificate (previously filed as Exhibit
        4.1 to Form S-1, Registration Number 333-57227, filed October 27, 1998, and incorporated by reference herein).

4.5 Certificate of Trust of Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.5 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.6 Certificate of Trust of Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.6 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.7 Declaration of Trust of Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.7 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by

Exhibit
Number                       Description
------                       -----------
        reference herein).

4.8 Declaration of Trust of Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.8 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.9 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.9 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.10 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.10 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.11    Form of Trust Preferred Security (included in Exhibits 4.9 and 4.10).

4.12 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.12 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.13 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.13 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.14 Form of Deposit Agreement (previously filed as Exhibit 4.14 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.15    Form of Depositary Receipt (included in Exhibit
        4.14).

4.16 Form of Purchase Contract Agreement (previously filed as Exhibit 4.16 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.17 Form of Pledge Agreement (previously filed as Exhibit 4.17 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

5.1     Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.**

5.2     Opinion of Maples and Calder.**

5.3 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust II.**

5.4 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust III.**

12.1 Statement re: Computation of ratio of earnings to fixed charges and earnings to combined fixed charges and Preferred Shares dividends.

23.1    Consent of Ernst & Young LLP.

23.2    Consent of LeBoeuf, Lamb, Greene, & MacRae, L.L.P.
        (included in Exhibit 5.1).

23.3    Consent of Maples and Calder (included in Exhibit
        5.2).

Exhibit
Number                       Description
------                       -----------

23.4    Consents of  Richards, Layton & Finger, P.A.
        (included in Exhibits 5.3 and 5.4).

24.1    Powers of Attorney (included in signature pages).**

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior Indenture.**

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Indenture.**

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior Subordinated Indenture.**

25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust II. **

25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust III. **

25.6 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust II.**

25.7 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust III.**

* To be filed in a subsequent Form 8-K.
** Previously filed.

ITEM 17. UNDERTAKINGS.

(a)  The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Scottish Re Group Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 1st of March, 2004.

                                      Scottish Re Group Limited

                                By:      /s/ Michael C. French
                                    --------------------------------
                                           Michael C. French
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of March, 2004.

SIGNATURE                       TITLE

     /s/ Michael C. French      Chief Executive Officer and
-------------------------------   Chairman of the Board of
       Michael C. French          Directors (Principal Executive
                                  Officer)


               *                President and Director
-------------------------------   (Authorized Representative in the
       Scott E. Willkomm          United States)


               *                Chief Financial Officer (Principal
-------------------------------   Financial and Accounting Officer)
      Elizabeth A. Murphy

               *                Director
-------------------------------
        Michael Austin

               *                Director
-------------------------------
  G. William Caulfeild-Browne

               *                Director
-------------------------------
       Robert M. Chmely

               *                Director
-------------------------------
      Lord Norman Lamont

               *                Director
-------------------------------
       Hazel R. O'Leary

               *                Director
-------------------------------
       Glenn S. Schafer

               *                Director
-------------------------------
         Khanh T. Tran


*By:    /s/ Michael C. French
     -------------------------------
          Attorney-in-fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on March 1, 2004.

                               SCOTTISH HOLDINGS STATUTORY TRUST II


                               By:  Scottish Re Group Limited, as
                                     Sponsor


                               By:    /s/ Michael C. French
                                    --------------------------
                                      Michael C. French
                                      Chief Executive Officer



                               SCOTTISH HOLDINGS STATUTORY TRUST III


                               By:  Scottish Re Group Limited, as
                                     Sponsor


                               By:    /s/ Michael C. French
                                    --------------------------
                                      Michael C. French
                                      Chief Executive Officer

                                EXHIBIT INDEX


Exhibit
Number                       Description
------                       -----------
1.1     Form of Underwriting Agreement (Debt).*

1.2     Form of Underwriting Agreement (Equity).*

1.3     Form of Underwriting Agreement (Preferred
        Securities).*

3.1 Memorandum of Association of Scottish Re, as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K/A filed with the SEC on January 11, 2002).

3.2 Articles of Association of Scottish Re, as amended as of May 2, 2002 (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2003).

4.1 Form of Senior Indenture to be entered into between the Company and The Bank of New York (previously filed as Exhibit 4.1 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein). The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.2 Form of Subordinated Indenture to be entered into between the Company and The Bank of New York (previously filed as Exhibit 4.2 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein). The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.3 Form of Junior Subordinated Indenture to be entered into between the Company and the Bank of New York (previously filed as Exhibit 4.3 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein). The form or forms of junior subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.4     Form of Ordinary Share share certificate (previously filed as Exhibit
        4.1 to Form S-1, Registration Number 333-57227, filed October 27, 1998, and incorporated by reference herein).

4.5 Certificate of Trust of Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.5 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.6 Certificate of Trust of Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.6 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.7 Declaration of Trust of Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.7 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.8 Declaration of Trust of Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.8 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.9 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.9 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.10 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.10 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.11    Form of Trust Preferred Security (included in Exhibits 4.9 and 4.10).

4.12 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust II (previously filed as Exhibit 4.12 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.13 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust III (previously filed as Exhibit 4.13 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.14 Form of Deposit Agreement (previously filed as Exhibit 4.14 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.15    Form of Depositary Receipt (included in Exhibit
        4.14).

4.16 Form of Purchase Contract Agreement (previously filed as Exhibit 4.16 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

4.17 Form of Pledge Agreement (previously filed as Exhibit 4.17 to Form S-3, Registration Number 333-104545, filed April 15, 2003, and incorporated by reference herein).

5.1     Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.**

5.2     Opinion of Maples and Calder.**

5.3 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust II.**

5.4 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust III.**

12.1 Statement re: Computation of ratio of earnings to fixed charges and earnings to combined fixed charges and Preferred Shares dividends.

23.1    Consent of Ernst & Young LLP.

23.2    Consent of LeBoeuf, Lamb, Greene, & MacRae, L.L.P.
        (included in Exhibit 5.1).

23.3    Consent of Maples and Calder (included in Exhibit
        5.2).

23.4    Consents of  Richards, Layton & Finger, P.A.
        (included in Exhibits 5.3 and 5.4).

24.1    Powers of Attorney (included in signature pages).**

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior Indenture.**

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Indenture.**

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior Subordinated Indenture.**

25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust II. **

25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust III. **

25.6 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust II.**

25.7 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust III.**

* To be filed in a subsequent Form 8-K.
** Previously filed.